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                                  Exhibit 10.29

                          AGREEMENT AND GENERAL RELEASE

          ION Networks, Inc., (referred to throughout this Agreement as "Employer"), and, Ron Forster referred to throughout this Agreement as "Employee"), agree that:

          1. Last Day of Employment. Employee's last day of employment with Employer is 8/15/02. The Employee shall be paid earned salary and accrued vacation in the next scheduled pay cycle unless otherwise required by law. Commission and/or other payments will be processed in accordance with the normal payment schedules.

          2. Consideration. In consideration for signing this Agreement and compliance with the promises made herein, Employer agrees:

               a. to pay to Employee severance of six weeks of your base salary in effect as of your separation date, less lawful deductions, within 3 business days after the passage of the revocation period described in paragraph 4 of this Agreement; and

               b. if Employee elects to continue medical and dental coverage under the Employer's Group Healthcare Plan in accordance with the continuation requirements of COBRA, the Employer shall pay for the cost of said coverage beginning on the last day of employment and ending on December 31, 2002. Thereafter, Employee shall be entitled to elect to continue such COBRA coverage for the remainder of the COBRA period, at Employee's own expense;

          3. No Consideration Absent Execution of this Agreement. Employee understands and agrees that Employee would not receive the monies and/or benefits specified in paragraph "2" above, except for Employee's execution of this Agreement and the fulfillment of the promises contained herein.

          4. Revocation. Employee may revoke this Agreement for a period of seven (7) calendar days following the day Employee executes this Agreement. Any revocation within this period must be submitted, in writing, to Terri Rogers, Human Resources Manager, and state, "I hereby revoke my acceptance of our Agreement and General Release." The revocation must be personally delivered to Terri Rogers or Employer's designee, or mailed to ION Networks, Inc., 1551 South Washington Avenue, Piscataway, NJ 08854 and postmarked within seven (7) calendar days of execution of this Agreement. This Agreement shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in NJ, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

          5. General Release of Claim. Employee, Employee's heirs, executors, administrators, fiduciaries, successors and/or assigns, knowingly and voluntarily release and forever discharge Employer, Employer's present or former direct or indirect parent organizations, subsidiaries, divisions and affiliated entities, partners, officers, directors, trustees, administrators, fiduciaries, executors, attorneys, employees, insurers, re-insurers, and/or agents, and their successors and/or assigns (collectively referred to as "Released Parties" or "Released Party"), of and from all claims, known and unknown, against Released Parties which the Employee, has or may have as of the date of execution of this Agreement, including, but not limited to, any alleged violation of:

          .    The National Labor Relations Act;
          .    Title VII of the Civil Rights Act;
          .    Civil Rights Act of 1991;
          .    Sections 1981 through 1988 of Title 42 of the United States Code;
          .    The Employee Retirement Income Security Act;
          .    The Fair Credit Reporting Act;
          .    The Immigration Reform Control Act;
          .    The Americans with Disabilities Act;
          .    The Rehabilitation Act;
          .    The Age Discrimination in Employment Act;
          .    The Occupational Safety and Health Act;
          .    The Family and Medical Leave Act;
          .    The Equal Pay Act;
          .    The Fair Labor Standards Act;
          .    The Uniformed Services Employment and Reemployment Rights Act;
          .    Worker Adjustment and Retraining Notification Act;
          .    Employee Polygraph Protection Act;
          .    The New Jersey Law Against Discrimination;
          .    The New Jersey Family Leave Act;
          .    The New Jersey State Wage and Hour Law;
          .    The New Jersey Conscientious Employee Protection Act;

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          .    The New Jersey Equal Pay Law;
          .    The New Jersey Occupational Safety and Health Law;
          .    The New Jersey Smokers' Rights Law;
          .    The New Jersey Genetic Privacy Act;
          .    The New Jersey Fair Credit Reporting Act;
          .    The New Jersey Statutory Provision Regarding
               Retaliation/Discrimination for Filing A Workers' Compensation
               Claim;
          .    The New Jersey Public Employees' Occupational Safety and Health
               Act;
          .    New Jersey laws regarding Political Activities of Employees, Lie
               Detector Tests, Jury Duty, Employment Protection, and
               Discrimination;
          .    any other federal, state or local civil rights law or any other local, state or federal law, regulation or ordinance;
          .    any public policy, contract (oral, written or implied), tort, constitutional or common law;
          .    any claims for vacation, sick or personal leave pay or payment pursuant to any practice, policy, handbook or manual of Employer;
               or
          .    any allegation for costs, fees, or other expenses including attorneys' fees.

          6. Affirmations. Employee affirms that Employee has not filed or caused to be filed, and presently is not a party to, any claim, complaint, or action against Released Parties in any forum or form. Employee further affirms that Employee has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits to which Employee may be entitled and that no other compensation, wages, bonuses, commissions and/or benefits are due to Employee, except as provided in this Agreement.

          7. Applicable Data. Attached as Exhibit "A" is a list of the job titles and ages of all individuals eligible for the Reduction In Force.

          8. Confidentiality. Employee agrees not to disclose any information regarding the existence or substance of this Agreement and General Release, except to Employee's spouse, tax advisor, or an attorney with whom Employee chooses to consult regarding Employee's consideration of this Agreement. In the event Employee is subject to subpoena, court order or otherwise compelled to testify, appear or provide information regarding Released Parties, within three
(3) days of Employee's receipt of said subpoena, court order, or other notification, Employee will provide written notice, via facsimile and mail, to Terri Freeman, Jackson Lewis Schnitzler & Krupman, 60 Washington Street, Morristown, NJ 07960, Fax: 973-540-9015, counsel for Employer. This Agreement shall not be filed with any Court and shall remain forever confidential except in an action to enforce or for breach of this Agreement. If Plaintiff asserts an action to enforce this Agreement or for breach of this Agreement, Plaintiff shall maintain such confidentiality by whatever means necessary, including, but not limited to, submitting the Agreement to a court under confidential seal.

          9. Non-Disparagement. Employee agrees not to make any disparaging statements about the Company, their present or former agents, servants, employees, senior management or their operations to any person, entity, business or other agents, the media or business community.

          10. Return of Company Property. Employee agrees, within seven (7) calendar days from the date of this Agreement, to return any and all property, including all copies or duplicates thereof, belonging to the Company including, but not limited to, keys, security cards, equipment, documents, supplies, customer lists and customer information, confidential documents, etc. With the return of the Company's materials, Employee shall submit a letter to Human Resources, affirming that Employee has returned all property and copies and has not retained any property belonging to the Company.

          11. Governing Law and Interpretation. This Agreement shall be governed and conformed in accordance with the laws of the State of New Jersey without regard to its conflict of laws provision. In the event Employee or Employer breaches any provision of this Agreement, Employee and Employer affirm that either may institute an action against the other to specifically enforce any term or terms of this Agreement, in addition to any other legal or equitable relief permitted by law. In the event that any provision of this Agreement is declared illegal or unenforceable by a court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. Moreover, if any such provision determined to be invalid, illegal or unenforceable can be made valid, legal or enforceable by modification thereof, then the party for whose benefit the provision exists, may make such modification as necessary to make the provision valid, legal and enforceable.

          11. Nonadmission of Wrongdoing. Employee agrees that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at anytime for any purpose as an admission by Employer of any liability or unlawful conduct of any kind.

          12. Amendment. This Agreement may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement.

          13. Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties except the Non-Disclosure Agreement. Employee acknowledges that Employee

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has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee's decision to accept this Agreement, except for those set forth in this Agreement.

          EMPLOYEE IS ADVISED THAT EMPLOYEE HAS AT LEAST FORTY-FIVE (45) CALENDAR DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE AND IS HEREBY ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE.

EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL FORTY-FIVE (45) CALENDAR DAY CONSIDERATION PERIOD.

          HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN PARAGRAPH "2" ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASED PARTIES.

          IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below:

    /s/ Ron Forster                                   September 3, 2002
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Ron Forster                                           Date


ON BEHALF OF EMPLOYER AS DEFINED HEREIN:


By:     /s/ Terri Rogers                              August 15, 2002
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        Terri Rogers                                  Date
        Human Resources Manager